Exhibit E

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing of a Statement on Schedule 13D (including any amendments thereto) with respect to the common shares, par value $1.00 per share of FLAG Telecom Group Limited, a Bermuda corporation and further agrees that this Joint Filing Agreement be included as an exhibit to such filings. Each of the undersigned acknowledges that it is responsible for the timely filing of its own Statement on Schedule 13D and any amendments thereto and for the completeness and accuracy of the information concerning itself contained therein and that, as contemplated by Section 13d-1(k)(1)(ii), no other person shall be responsible for the completeness or accuracy of the information concerning itself, unless such person knows or has reason to believe that such information is inaccurate.

Date: December 11, 2003

RELIANCE INDUSTRIES LIMITED

By:	/s/ P.M.S. Prasad
Name: Title:	P.M.S. Prasad Authorized Signatory

RELIANCE COMMUNICATIONS INFRASTRUCTURE LIMITED

By:	/s/ P.M.S. Prasad
Name: Title:	P.M.S. Prasad Authorized Signatory

RELIANCE COMMUNICATIONS UTTAR PRADESH PRIVATE LIMITED

By:	/s/ P.M.S. Prasad
Name: Title:	P.M.S. Prasad Authorized Signatory

RELIANCE INFOCOMM LIMITED

By:	/s/ P.M.S. Prasad
Name: Title:	P.M.S. Prasad Authorized Signatory

RELIANCE GATEWAY NET LIMITED

By:	/s/ P.M.S. Prasad
Name: Title:	P.M.S. Prasad Authorized Signatory